SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported):
                                  JULY 19, 2004


                                  GenoMed, INC.
                                  -------------
             (Exact name of registrant as specified in its charter)


          FLORIDA                  000-49720               43-1916702
-----------------------------  ------------------ ----------------------------
(State or other jurisdiction    (Commission file         (IRS Employer
     of incorporation)              number)          Identification Number)


             9666 Olive Blvd., Suite 310, St. Louis, Missouri 63132
             ------------------------------------------------------
               (Address of principal executive offices) (Zip Code)


               Registrant's telephone number, including area code:
               ---------------------------------------------------
                                 (314) 652-0500


               909 South Taylor Avenue, St. Louis, Missouri 63110
               --------------------------------------------------
          (Former name or former address if changed since last report)

ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

(a) On July 19, 2004, the registrant's independent auditor, Stark Winter Schenklin & Co., LLP ("SWS") of Denver, Colorado, was dismissed. The decision to dismiss SWS was approved by the board of directors of the registrant.

     For fiscal year 2002, SWS issued a qualified opinion on the registrant's financial statements, expressing "substantial doubt about the Company's ability to continue as a going concern."

     For the fiscal year 2003, SWS did not issue an adverse opinion, disclaimer of opinion or modification or qualification of opinion on the registrant's financial statements.

     During the two most recent fiscal years of the registrant there has been no disagreement with SWS on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which if not resolved to the satisfaction of SWS, would have caused it to make reference to the subject matter of the disagreement in connection with its report.

     The registrant has authorized SWS to respond fully to any inquiries of its new auditor concerning any issue relating to the registrant's accounting principles or practices or financial reporting, the registrant's financial statements or SWS's audit thereof or audit opinions thereon.

     The registrant has provided a copy of the disclosures in this report to SWS. Any letter from SWS pursuant to paragraph (a)(3) of Regulation S-K will be supplied by amendment.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                              GenoMed, Inc.


Dated:  July 22, 2004                         By:    /S/ David Moskowitz
                                                 ---------------------------
                                                   Dr. David Moskowitz
                                                   Chairman of the Board and
                                                   Chief Executive Officer